UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 15, 2022

HARRISON, VICKERS & WATERMAN, INC.

(Exact name of registrant as specified in its charter)

Wyoming	333-162072	26-2883037
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

240 Vaughan Drive, Suite C

Alphretta, GA 30009

(Address of principal executive offices)

(770) 235-6053

Registrant’s telephone number, including area code:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 40.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Merger Agreement

On July 15, 2022, Harrison, Vickers & Waterman, Inc., a Wyoming corporation ("HVCW"), PEN Merger Sub, LLC, a California limited liability company ("Merger Sub"), and Pacific Energy Network LLC, a California limited liability company ("PEN"), entered into an Agreement and Plan of Merger (the “Merger Agreement”).

Pacific Energy Network (PEN) is a California based parent company of several subsidiary LLC's that manage solar, roofing, HVAC, security, distribution, consulting, lead generation, marketing, sales, data, software and mortgage divisions.

Founded in 2016, PEN has quickly become one of the largest and most successful home services companies in the nation with a footprint across multiple states. With a focus on customer satisfaction and strategic business planning, PEN has grown into a multi-product business that has increased revenue year over year and expanded its reach into new markets across the United States.

The Merger Agreement provides that, upon the terms and subject to the conditions thereof, Merger Sub will be merged with and into HVCW (the “Merger”), with PEN continuing as the surviving limited liability company as a wholly owned subsidiary of HVCW, but with the management of PEN taking over voting control of HVCW.

The Merger is subject to (i) approval by the stockholders of HVCW and the members of PEN and (ii) certain other customary closing conditions.

HVCW and PEN have made customary representations, warranties, and covenants in the Merger Agreement, including covenants to use reasonable best efforts to (i) obtain all necessary approvals and (ii) consummate and make effective the transactions contemplated by the Merger Agreement as promptly as practicable. PEN has agreed to conduct its business in the ordinary course consistent with past practice, including not taking certain specified actions, prior to the consummation of the Merger.

PEN has also agreed to (i) cease all existing, and not to participate in any additional, discussions or negotiations with third parties regarding alternative proposals for the acquisition of PEN and (ii) not to solicit, initiate or knowingly encourage any inquiry, proposal or offer relating to an alternative proposal for the acquisition of PEN, subject to customary exceptions to allow PEN’s board of directors to satisfy its fiduciary duties.

The Merger Agreement may be terminated by HVCW or PEN under certain customary circumstances.

The Merger Agreement has been adopted by the boards of directors of each of HVCW and PEN, and PEN’s board of directors and managers has unanimously recommended that its members and stockholders adopt the Merger Agreement.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to such agreement, which is filed as Exhibit 1.1 hereto and is incorporated into this report by reference.

The Merger Agreement governs the contractual rights between the parties in relation to the Merger. The Merger Agreement has been filed as an exhibit to this Current Report on Form 8-K to provide investors with information regarding the terms of the Merger Agreement and is not intended to modify or supplement any factual disclosures about any of HVCW’s public reports filed with the Securities and Exchange Commission and/or posted on the OTC Markets website. In particular, the Merger Agreement is not intended to be, and should not be relied upon as, disclosures regarding any facts and circumstances relating to HVCW or PEN. The representations and warranties contained in the Merger Agreement have been negotiated with the principal purpose of establishing the circumstances under which a party may have the right not to consummate the Merger if the representations and warranties of the other party contained in the Merger Agreement prove to be untrue due to a change in circumstance or otherwise, and allocating risk between the parties, rather than establishing matters as facts. The representations and warranties may also be subject to a contractual standard of materiality different from those generally applicable under federal and or state securities laws.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed with this report:

Exhibit No.	Description

1.1	Agreement and Plan of Merger dated as of July 15, 2022, among Harrison, Vickers & Waterman, Inc. (HVCW), PEN Merger Sub, Inc. and Pacific Energy Network LLC (PEN).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARRISON, VICKERS & WATERMAN, INC.

Date: August 1, 2022	By:	/s/ Jeffrey M. Canouse
Name: Jeffrey M. Canouse
Title: Chief Executive Officer